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                              HOGAN & HARTSON L.L.P
                                885 THIRD AVENUE
                            NEW YORK, NEW YORK 10022
                               PH: (212) 409-9800
                            TELECOPY: (212) 409-9801


                                 August 17, 1999



Board of Directors
New Plan Excel Realty Trust, Inc.
1120 Avenue of the Americas
New York, New York  10036

Ladies and Gentlemen:

                  We are acting as counsel to New Plan Excel Realty Trust, Inc. (formerly Excel Realty Trust, Inc.), a Maryland corporation (the "Company"), in connection with its registration statement on Form S-8 (the "Registration Statement"), filed with the Securities and Exchange Commission relating to an additional 42,100 shares of common stock, par value $.01 per share (the "Shares"), issuable in connection with the Company's Directors' 1994 Stock Option Plan, as amended (the "Plan"). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. Section 229.601(b)(5), in connection with the Registration Statement.

                  For purposes of this opinion letter, we have examined copies of the following documents:

                  1.       An executed copy of the Registration Statement.

                  2. A copy of the Plan, as certified on the date hereof by the Secretary of the Company as being complete, accurate and in effect.

                  3. The charter of the Company, as certified by the State Department of Assessments and Taxation of the State of Maryland on July 12, 1999 and by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  4. The Bylaws of the Company, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect.

                  5. Resolutions of the Board of Directors of the Company adopted on August 3, 1999, as certified by the Secretary of the Company on the date hereof as being complete, accurate and in effect, relating to the issuance and sale of the Shares and arrangements in connection therewith.

                  In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to

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authentic original documents of all documents submitted to us as copies
(including telecopies). This opinion letter is given, and all statements herein are made, in the context of the foregoing.

                  This opinion letter is based as to matters of law solely on Maryland corporate law. We express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

                  Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares in the manner and on the terms described in the Registration Statement and the Plan, and (iii) receipt by the Company of the consideration for the Shares in accordance with the provisions of the Plan, the Shares will be validly issued, fully paid and nonassessable.

                  We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion letter. This opinion letter has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this opinion letter and should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

                  We hereby consent to the filing of this opinion letter as
Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                        Very truly yours,

                                        /s/ HOGAN & HARTSON L.L.P.
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                                        HOGAN & HARTSON L.L.P.